EXHIBIT 23.3



CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Secure Computing Corporation 1997 Non-Officer Stock Option Plan of our report dated March 29, 1996, relating to the consolidated financial statements of Border Network Technologies Inc., for the year ended December 31, 1995, incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1996 for Secure Computing Corporation.

/s/ Price Waterhouse


Chartered Accountants
Toronto, Canada
September 11, 1997